Calculation of Filing Fee Tables
S-3
U-Haul Holding Co /NV/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.25 par value per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Common Stock, $0.001 par value per share	457(r)				0.0001381
Fees to be Paid	3	Equity	Preferred Stock, with or without par value per share	457(r)				0.0001381
Fees to be Paid	4	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	5	Debt	Debt Securities	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	6	Debt	Debt Securities	415(a)(6)			$ 13,673,700.00			S-3	333-268891	12/20/2022	$ 2,018.24
			Total Offering Amounts:				$ 13,673,700.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	a. Separate consideration may or may not be received for any securities issued upon the conversion, redemption, or exchange of any securities registered hereunder. b. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all registration fees. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. c. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issued upon conversion, redemption, or exchange of any securities registered hereunder.

[2]	See Notes 1a., 1b., and 1c.

[3]	See Notes 1a., 1b., and 1c.

[4]	See Notes 1a., 1b., and 1c.

[5]	See Notes 1a., 1b., and 1c.

[6]	See Note 1a. 6.a. The Company previously registered the offer and sale of up to $30,383,400 aggregate principal amount of its fixed rate secured notes by means of a 424(b)(5) prospectus supplement, dated April 23, 2024 (the "2024 Prospectus Supplement"), filed with the Securities and Exchange Commission ("SEC") pursuant to a registration statement on Form S-3 (Registration No. 333-268891) filed with the SEC on December 20, 2022 (the "Prior Registration Statement"). In connection with the filing of the 2024 Prospectus Supplement, the Company paid a filing fee of $4,484.59 in connection with the registration of $30,383,400 aggregate principal amount of its fixed rate secured notes. Of that aggregate principal amount of its fixed rate secured notes, $13,673,700 aggregate principal amount of the fixed rate secured notes remain unsold (the "Carry-Forward Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Carry-Forward Securities previously registered on the Prior Registration Statement. The registration fees of $4,484.59 (based on the filing fee rates in effect at the time such offer and sale of fixed rate secured notes were initially registered) with respect to the Carry-Forward Securities paid in connection with the 2024 Prospectus Supplement will continue to be applied to such securities, and no additional filing fee is due with respect to the Carry-Forward Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of the Carry-Forward Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A